Exhibit 99.1

TeraWulf Appoints Patrick Fleury as Chief Financial Officer

Brings 22 Years of Financial Experience in Principal Investing and Advisory Roles to the TeraWulf Team

EASTON, Md. – May 16, 2022 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), which owns and operates fully integrated, domestic bitcoin mining facilities powered by more than 90% zero-carbon energy, today announced that Patrick Fleury has been appointed Chief Financial Officer, effective today. He brings to TeraWulf 22 years of finance experience, including 16 years in principal investing roles and 6 years in advisory roles. Most recently, Mr. Fleury served as a founding member of the credit team at Platinum Equity, where he was responsible for public and private credit investments. Before that he was a Managing Director at Blackstone’s global credit platform, GSO Capital Partners.

“With his significant capital markets expertise and portfolio management experience, Patrick has the ideal background to serve as CFO of TeraWulf for our next phase of growth,” said Paul Prager, co-founder, Chief Executive Officer and Chairman of the Board of TeraWulf. “TeraWulf continues to build out its facilities in upstate New York and Pennsylvania, making considerable progress toward its plans for zero-carbon bitcoin mining. We believe we have laid a strong foundation and I look forward to working with Patrick to deliver sustainable value creation for our shareholders.”

Mr. Fleury succeeds Kenneth Deane, who will transition to the role of Chief Accounting Officer and Treasurer, also effective today, which will contribute to a seamless transition.

“I am excited to join TeraWulf with so much growth still ahead for the Company,” Mr. Fleury said. “I look forward to working closely with Ken, Paul and the entire TeraWulf team to strengthen the balance sheet and leverage our efficient capital structure to execute on our infrastructure-first strategy and enhance shareholder value.”

As part of Mr. Fleury’s appointment, the Company’s Board of Directors approved, pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, an equity award of 1,000,000 restricted stock units, 25% of which will vest upon each of the first two anniversaries of the grant date and the remaining 50% of which will vest upon the third anniversary of the grant date, subject to Mr. Fleury’s continued employment or service with the Company through each date.

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates fully integrated environmentally clean bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company is developing two mining facilities, Lake Mariner Data in New York, and Nautilus Cryptomine in Pennsylvania, with the objective of 800 megawatts of mining capacity deployed by 2025, enabling over 23 exahash per second of expected hashrate. TeraWulf will generate domestically produced bitcoin powered by nuclear, hydro and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus of ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as "plan," "believe," "goal," "target," "aim," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, IKONICS and/or the business combination; (11) the ability to recognize the anticipated objectives and benefits of the business combination; (12) the timely transition of the CFO role; and (13) and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission ("SEC"). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Contact:

Investors
Sandy Harrison
harrison@terawulf.com
(410) 770-9500

Media
Michael Freitag / Joseph Sala / Lyle Weston
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449